Exhibit 99.B
Presentation to
Board of Directors
Investment Technology Group, Inc.
“If the CEO is more prone to be a technophobe than
a technophile, then you’ve got a serious problem.”
-Ray Killian, 2x ITG CEO
     2004-2006: ITG shares returned 230%
 1998-2002: ITG shares returned 133%

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Slide Disclaimer
•  This presentation includes information based on data found in filings with the SEC, independent industry publications and other sources. Although Philadelphia Financial Management of San
 Francisco, LLC ("Philadelphia Financial") believes that the data is reliable, Philadelphia Financial has not sought, nor has it received, permission from any third-party to include such information in this presentation.  Philadelphia Financial makes no representation, express or implied, as to the accuracy, timeliness, or completeness of any such information or with regard to the results obtained from its use. Many of the statements herein reflect Philadelphia Financial’s subjective opinions, which are subject to change without notice. The information herein is for information purposes only, and this presentation does not constitute an offer to purchase or sell any security, or a solicitation of offers to buy any security, nor does it constitute professional advice.  Philadelphia Financial does not undertake to update or supplement this presentation or any information contained herein.
 Philadelphia Financial and certain of its affiliates are stockholders in Investment Technology Group,
 Inc. ("ITG") and stand to realize gains in the event that the price of the stock increases. Following publication of this presentation, Philadelphia Financial and its affiliates may transact in the securities of ITG.  The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly  to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,”
 “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding ITG and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially.  Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
What Is Investment Technology Group?
•  ITG is a global industry leader in electronic trading launching the first electronic crossing system, POSIT in 1987
•  Its electronic brokerage services include self-directed trading using algorithms, smart routing and matching through POSIT in cash equities, futures and options
•  POSIT Alert is an industry leader in sourcing institutional size liquidity with an average trade size exceeding 30,000 shares and POSIT
 Marketplace provides liquidity to exchanges and other dark pools while still protecting client orders from gaming
•  ITG OMS combines portfolio management, compliance functionality, trading, post-trade processing, global trade matching, transaction cost analysis, and settlement
•  ITG Net is a global financial communications network connecting buy-
 side and sell-side firms for order routing, supporting 9,000 billable connections to more than 500 unique execution venues
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
ITG’s Addressable Market is at Record Levels
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
POSIT Europe: Explosive Growth
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
ITG Could Be a Valuable Strategic Asset
•  According to an April 21, 2014 Wall Street Journal article, Goldman
 Sachs, Morgan Stanley and other banks are seeking to bolster their equity trading offerings, making ITG a possible valued target.
•  Due to increased regulatory scrutiny, broker sponsored dark pools and crossing systems are likely to decline, thus the POSIT suite of products could experience increased market share.
•  Valuable presence on many buyside traders’ desktops, forms a launching pad for new products and asset class initiatives.
•  Recent books and press reports have highlighted the ever increasing arms race in electronic trading. Due to rising costs, some smaller / mid sized brokerage firms could look to outsource their electronic trading needs and ITG is well positioned to be a trusted partner.
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Combining Two Trading Firms Unlocks Capital
• Example: The Knight / Getco Merger
  – $100 million was released from the US broker/dealer
  –      50 million will be released from the UK broker/dealer
  – $150 million total capital release
The $150 million of capital released represents approximately 75% of
Knight’s segregated capital prior to the merger
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Significant Unlocked Value
•  Using acquisition multiples from the last three years, we estimate ITG is worth between $56 - $83 per share as a target. See Exhibit 1
•  Using acquisition multiples over the last 10 years, we estimate ITG is worth between $49 - $71 per share as a target. See Exhibit 1
•  Using publicly traded comparable companies today, we believe ITG should be worth $38 - $81 per share if it achieved better performance and execution. See Exhibit 2.
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
The Market is Efficient
ITG’s Valuation and Share Price Reflect Poor Fundamental Performance
Under Current Management:
•    ITG is the only company in its peer group to experience negative EPS growth, down 40% since 2006. See Exhibit 4
•    Only one other company has experienced negative stock performance and that company decided to sell. Peers’ shares have doubled while ITG shares are down 63%. See Exhibit 5
•    ITG has the lowest valuation in its peer group based upon multiples of revenue, adjusted EBITDA, and EPS. See Exhibit 2
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
We Believe ITG’s Fundamental Performance Has
Lagged for the Following Reasons
• Misallocation of Resources
• Failed Acquisition Strategy: Research
• Missed Opportunities
• Too Much Patience with Asia
• Execution Failures: Research, Hedged Excuses, and Tech Initiatives
• Governance: Setting Bar Low and Cashing Out
• Ignoring Shareholder Complaints: DE Shaw and PhillyFin
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Misallocation of Resources
•  Spent more in 2013 building out ITG’s new Manhattan headquarters than spent developing new software
•  Hiring old school, voice based sales traders and expensive sell-side analysts highly rated by Institutional Investor magazine
•  Spent $110m on traditionally loss-leading sell side research platform which we believe has been dilutive to EPS
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Failed Acquisition Strategy: Research
7/22/14

Pali Trading
Ticonderoga
Fulcrum
Why would ITG’s initiative to meld independent research, sales and trading be any different than past failures?

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Failed Acquisition Strategy: Research
•  Disclosure Insight: Paid $4m for an undisclosed interest and exclusive product distribution rights
•  Majestic Research: Paid $56m cash plus equity awards of 735k shares for the total price of $67m or 3.2x LTM revenue
• Ross Smith Energy: Paid $39m cash or 2.6x LTM revenue
Results of $110m Spent on Research Product?
•  In 2011 we estimate research collectively lost $2m in operating income assuming revenue targets were achieved. Revenue targets were likely missed, so the loss was even greater. See Exhibit 7
• In 4Q11, the full purchase price of Disclosure Insight was impaired
•  in 2013, research, sales and trading (not just research but sales and trading also) made less then $1m, before corporate overhead
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
• Disclosure Insight : 12-months after Mr. Gasser said “they are really moving toward critical mass very aggressively” the investment was fully impaired
• Ross Smith : guided to $0.08 to $0.10 of accretion, yet the10K stated
 results were ‘immaterial’
• Majestic Research : guided to $0.05 to $0.10 of accretion, yet the 10K stated results were ‘immaterial’
• Rate Card Impact : [with research] “I’ll make the bold statement . . We are aspiring to push the rate card actually higher in 2012” - Robert
 Gasser. Actual 2012 Rate Per Share was down 11%
7/22/14

Failed Acquisition Strategy: Research

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Failed Acquisition Strategy: Research
Why Was Research Not Synergistic?
1.   Majestic Research product was sold on a subscription basis prior to the
      ITG acquisition and paid for through soft dollars. Changing how a customer pays (soft dollar vs. direct commission) does not change the amount customers are willing to pay.
2.   ITG’s largest clients likely expected the added research at no additional cost given their high levels of commissions.
3.   The research sales channel is completely different than the equity execution channel and thus ITG’s sales force was not in a position to leverage existing relationships. Trading professionals have about as much say in the research commission budget as research
      professionals have say about what order manager system or FIX
      Network should be used by the trading desk.
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Failed Acquisition Strategy: Research
Management Ignored Their Own  Industry Research
•    In April 2010, CEO Bob Gasser cited the following trends making a bright future for ITG:
  –  56% of buyside firms would increase the percent of commissions paid to execution only brokers
  –  High touch traditional block trading desks (ITG’s competition) lost 19 points of market share to electronic trading
  –  Large buyside firms expected to continue shifting more trading from high touch to low touch
  – Algorithms, crossing networks, and dark pools will gain market share
•    Given these trends, a logical move would be to increase investment or concentrate acquisitions within electronic trading. Instead, ITG did the opposite by acquiring 3 traditional loss-leading research providers that targeted the shrinking full service commission wallet.
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Failed Acquisition Strategy: Research
Alternative Use of $110m Spent to Acquire Non-Synergistic Assets
•    We would have preferred to see an acquisition of a trading technology business that would have complimented existing business lines
•   We would have preferred a deal with expense synergies
•    Absent the availability of an acquisition, just conservatively re-
    purchasing shares would have been 23% accretive to 2011 pro forma earnings, or $0.16 per share
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Missed Opportunities
•  Missed accretive acquisitions: Despite the pristine balance sheet, scalable technology and global presence, ITG has not completed a single meaningfully accretive acquisition under the current management
•  No new electronic trading product categories: ITG has not launched a trading system for new asset classes. Majority of ITG’s clients trade multi-asset class
•  Missed an opportunity to be the leading voice in the market structure debate. Instead, up-start IEX is leading this debate. Despite a short operating history and minimal revenue, IEX is seeking a $250m valuation in the private markets, more than half of ITG’s current enterprise value
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Too Much Patience With Asia
Strategy Needs to be Re-Considered After 17 Years of Losses
•    ITG Asia was launched a year before ITG Europe, yet Asia is significantly behind, generating half the revenue of Europe and continued operating losses after 17 years of investment (1997 - 2014)
•    ITG Europe did not become meaningful and profitable until MiFid changed the equity trading landscape and accelerated electronic equity trading
•    To date, there has not been similar regulatory changes in Asia nor are any expected in the near future
•    $50m of clearing capital locked up in Asia, so Asia is capital intensive and money losing. See Exhibit 6
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Execution Failure: Research
1.  Management has claimed for several years that the research acquisitions are accretive. However, the 2011 10K states the results are immaterial and the new 2013 segment results show marginal profitability even before interest and overhead allocation.
2.  Management has claimed that ITG’s research product (Majestic and
 Ross Smith) has helped stabilize ITG’s commission rates. However,
 ITG’s own 10Q cites that the increase in average revenue per share was primarily attributable to increased use of POSIT Alert.
3.  Management claims research is a success. However, seven months after the Majestic acquisition, ITG impaired $225m of goodwill in its
 US Segment. Goodwill from Majestic and Ross Smith was all allocated to the US Segment.
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Execution Failure: Hedged Excuses
Perfectly Hedged Set of Excuses:
•    “Weak equity flows in the US and low volatility have put enormous pressure on institutional volumes”
  – Bob Gasser, Apr. 2010
  • Note: retail outflows are highly correlated with a bear market
•    Explaining drop in market share: “resurgence of initial public offerings, which provides [ITG a disadvantage]”
  – Bob Gasser, May 2014
  • Note: strong deal calendar highly correlated with a bull market
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Execution Failure: Technology Initiatives
•  In the 2011 fourth quarter earning’s call, management mentioned the opportunity in asset classes other than equities. As of today, no major non-equity product has been introduced
•  In 2007, ITG stated a multi-year intention to build an integrated enterprise investment platform to combine the OMS (Order
 Management System) and EMS (Execution Management System). After
 3+ years of investments, development, and beta testing they found there was not sufficient demand for the product
7/22/14

PHILADELPHIA FINANCIAL of San Francisco, L.L.C. Governance: Setting The Peer Bar Lower ITG has set the bar low in its proxy set of peer group companies by including interdealers and a retail FX broker. Only MarketAxess can be considered a technology company. The compensation review committee judges management on three primary metrics: revenue growth, pretax growth and ROE. As shown in the table below, changes to the peer group have set the bar lower and lower: * * SETTING THE BAR LOWER SETTING THE BAR LOWER SETTING THE BAR LOWER SETTING THE BAR LOWER Average Metrics of Proxy Peer Group Average Metrics of Proxy Peer Group Average Metrics of Proxy Peer Group Average Metrics of Proxy Peer Group Additions in Deletions* in Last 5 Years Last 5 Years Net Change Revenue Growth -0.3% 6% -7% Pretax Growth 2.9% 88% -85% ROE 13.9% 9% 4% *Excludes deletions due to acquisition, bankruptcy or corporate re-org *Excludes deletions due to acquisition, bankruptcy or corporate re-org *Excludes deletions due to acquisition, bankruptcy or corporate re-org *Excludes deletions due to acquisition, bankruptcy or corporate re-org *Excludes deletions due to acquisition, bankruptcy or corporate re-org

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Governance: Cashing Out While Shareholders
Suffer
•  In the last 5 years, management and insiders have sold over $15m of
 ITG shares
•  In the last 5 years, the board and management have only made one open market purchase of ITG shares (Thadaney bought 5k shares on
 11/23/11)
•  Entirely through grants, the board and management own just under
 5% of ITG
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Ignoring Shareholder Complaints: DE Shaw
•  DE Shaw approached ITG in late 2007 with the following suggestions, unfortunately the Financial Crisis hit before DE Shaw could complete the process
• DE Shaw Suggestions:
  – Take on ‘modest leverage’ for buy backs
  – Endorsed investments in new products, asset classes and geographies
  – Re-consider margin drag from international expansion
  –  Consider a sale of the company (shares were over $40 at the time) to a financial buyer. As a private company, ITG could take on additional leverage and make significant long term investments that penalize earnings today
  –  Consider a sale of the company to a strategic buyer with significant synergies by combining trade execution volume, pre-trade analytics, trading products and services, and post trade analysis
  – Consider a merge with another industry participant that would
  • rationalize transaction, telecom, and market data
  • reduce compensation
  •  consolidate redundant overhead - DE Shaw estimated these cost rationalizations would yield $75m of annual savings
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Ignoring Shareholder Complaints: PhillyFin
•  In early 2011, Philadelphia Financial wrote the board frustrated with the company’s execution of a failing strategy. We suggested the following:
  – Diversify technology into non-equity asset classes
  – Merge with a brokerage technology peer to gain scale
  – Increase investment in new products and innovation
  – Decrease investment in voice and research
  – Move to a subscription based price model
•  Unfortunately more than three years later, none of these strategies have been executed
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
ITG Needs: We Suggest the Following
• Act Now
• Focus on Core Competencies
•  Follow Former CEO Ray Killian’s Successful Acquisition Strategy and
 Criteria
• Invest More in Technology (Less in Voice Trading & Research)
• Regulatory Changes Create Opportunity
•  Case Studies Show Increased Competition or a Shrinking Market Do
 Not Dictate Earnings or Share Price
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Suggestion 1: ITG Needs to Act Now
•  Competition in the core business is heating up and ITG’s recent focus on selling research has led to under investment in their core products
  –  REDI was spun off from Goldman with B of A, Barclays, BNP,
 Citadel and Lightyear all taking stakes in the new competitor
  –  Markit, a $5b market cap company is targeting share from ITG’s
 Transaction Cost Analytics product.
  –  Bloomberg Tradebook believes they are gaining market share from
 ITG in equity execution and FIX connections.
  –  Markit is taking its Order Management System (OMS) business in the UK and will come to the US with their January 2014 acquisition of ThinkFolio.
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Suggestion 2: Focus on Core Competencies
1.  Leverage core competencies in electronic equity execution and marketplaces into other electronically traded asset classes.
 Regulations and market evolution is creating potentially huge opportunities in the electronic trading of fixed income, foreign exchange, and derivatives.
2.  In the commoditized and price sensitive market for electronic equity execution: GO FOR SCALE! Target being the low cost provider even if it means partnering or consolidating with a competitor. Technology development and regulatory capital are leveragable investments that benefit from scale.
7/22/14

PHILADELPHIA FINANCIAL of San Francisco, L.L.C. Suggestion 3: Follow Ray’s Plan * * Deals Must be Immediately Accretive and / or Technologically Synergistic CEO Start End Annualized EPS Growth* Total ITG Stock Return Annualized ITG Stock Return Key Strategic Moves Ray Killian 9/9/2004 10/4/2006 48.5% 230.4% 78.2% Bought in POSIT minority interest from Barra which was 21% or $0.20 EPS accretive to LTM earnings. Purchased technology assets in MacGregor, an Order Management system giving ITG a valued desktop position and MacGregor Network, a leading FIX Network connecting buyside and sellside Robert Gasser 10/4/2006 Current -10.7% -62.2% -11.7% Bought Disclosure Insight, Majestic Research and Ross Smith Energy research for combined $99 million plus $10.7m in employee retention (over 20% of current enterprise value) entering the traditionally loss leading business of sell-side research. 2011 10K stated both acquisitions were 'not material to the Company's results of operations'. * For Killian from 2004 to 2006, for Gasser from 2006 to 2013 * For Killian from 2004 to 2006, for Gasser from 2006 to 2013 * For Killian from 2004 to 2006, for Gasser from 2006 to 2013 * For Killian from 2004 to 2006, for Gasser from 2006 to 2013 * For Killian from 2004 to 2006, for Gasser from 2006 to 2013

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Suggestion 4: Invest More in Technology
Investment Technology Group, as a group, has not invested much in technology
“ITG is classic example of a company that does not invest in their products”
  - Lance Uggla, CEO of Markit, a company that in less than 10 years went from start-up to a $5b market cap public company
•    In 2013, ITG spent more building out its Manhattan headquarters than they spent on capitalized software
•    Under current management, $104m has been spent on non-technology acquisitions, while only $24m has been spent on technology acquisitions
7/22/14

PHILADELPHIA FINANCIAL of San Francisco, L.L.C. Suggestion 4: Invest More in Technology * * Research and Product Development Research and Product Development Research and Product Development Research and Product Development Research and Product Development 2009 2010 2011 2012 2013 $43.1 $49.1 $47.5 $44.6 $40.1 Capitalized Software Capitalized Software Capitalized Software Capitalized Software Capitalized Software 2009 2010 2011 2012 2013 $68.9 $62.5 $51.3 $44.0 $37.9 Source: Company Filings Source: Company Filings (in millions)

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Suggestion 5: Regulatory Changes Create Opportunity
• Order Handling Rules post the 1987 Crash
  – Led to ECNs and the real start of electronic equity trading
• Nasdaq Price Fixing Investigation
  – Led to more electronic quotations and executions
• Decimal Pricing
  – Led to the rise of machines and electronic market making
• Specialist ‘Pennying’ Investigation
  – Led to death of the NYSE floor system
• Reg NMS
  – Led to market fragmentation
• MiFid
  –  Led to MTF’s competing against the incumbent exchanges (thus the growth experienced by ITG Europe & POSIT Europe post these
 changes)
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Where Should ITG Target With Current Regulatory Headlines
•    The current investigations into Foreign Exchange market price fixing and order handling remind us of the NASDAQ price fixing and Specialist investigations all rolled into one except the FX markets are much larger, more liquid, and thus ripe for electronic trading
•    Dodd Frank, Volker, and Basel are collectively dramatically changing the way fixed income and commodities are and will trade in the future.
    Brokers will be less able / willing to lead with their balance sheets and electronically sourced liquidity will dominate
7/22/14

Suggestion 5: Regulatory Changes Create Opportunity

Case Studies
Does Increased Competition or a
Shrinking Market Dictate Earnings
and Share Price?
PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Case Study 1: NASDAQ
•  In 2004, NASDAQ was a struggling bulletin board listed stock trading at approximately $6 per share
•  In 2005, NASDAQ merged with the technology leader in exchange technology, Instinet, which was on the Island Platform. NASDAQ shares increased 40% within days of the announcement. The US equity exchange industry was down to only two competitors, NASDAQ and NYSE
•  BATS launched in late 2005, creating a new competitor, followed by
 Direct Edge
• At least 40 dark pool / ATSs launched
• Execution pricing plummeted
•  NASDAQ diversified, buying option exchanges, brokerage technology assets, service firms, a European exchange and technology group, and a fixed income platform
•  NASDAQ is expected to report record earnings in 2014, up almost
 300% from their pre-competition EPS level
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Case Study 2: London Stock Exchange
•  Prior to MiFID, the London Stock Exchange (LSE) enjoyed a monopoly trading LSE listed stocks
•  MiFID allowed Multilateral Trading Facilities (MTFs) to launch and compete against established exchanges. MTFs pricing were a fraction of the legacy exchanges
•  LSE did not stand still. LSE acquired Turquoise, a leading MTF and consolidated share and offered a low priced alternative, acquired
 Borsa Italiana to gain scale and non-equity products, Millennium IT to strengthen its technology, London Clearing House to move to clearing, and the FTSE and Russell index families to diversify away from execution only businesses
•  MTF competition launched in 2007 when LSE’s EPS was 69p.  LSE is expected to earn 116p this year
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Case Study 3: Markit
•  Founded in 2003 to track data on the growing Credit Default Swap (CDS)
 market
•  CDS trading activity peeked in late 2007, but post the financial crisis, CDS activity has declined every year since and is now 1/3 its peak levels
•  Through a series of technology acquisitions, internally developed products, and partnerships, Markit diversified, moving into execution, settlement, processing, and order management
•  Markit has completed 26 acquisitions, underscoring the availability of acquisition targets in recent years
• Markit recently went public and now has a $5b valuation
•  Markit is expected to report record revenues and earnings despite its legacy product experiencing significant declines. Adjusted EBITDA margins exceed 40%.
7/22/14

PHILADELPHIA FINANCIAL
of San Francisco, L.L.C.
Summary of Exhibits
• Exhibit 1: M&A Multiples
• Exhibit 2: Public Company Multiples
• Exhibit 3: Peer Group EPS Trends
• Exhibit 4: Peer Group EPS Percentage Changes
• Exhibit 5: Peer Group Total Return Comparison
• Exhibit 6: ITG Segment Results
• Exhibit 7: PhillyFin Estimates of Research Accretion / Dilution
7/22/14

PHILADELPHIA FINANCIAL of San Francisco, L.L.C. Exhibit 1: M&A Multiples * * Announced Enterpsise Target Acquiror Date Value ($m) Revenue EBITDA EV/Rev EV/EBITDA ThinkFolio Markit Jan-14 90 18 N/A 5.0 N/A Avelo Iress Aug-13 191 51 13 3.8 14.5 eSpeed Nasdaq OMX Apr-13 1,200 100 70 12.0 17.1 FFastFill Pattington Ltd Feb-13 161 41 12 3.9 13.9 FX Alliance Thompson Reuters Aug-12 627 123 51 5.1 12.3 Portia SS&C Technologies May-12 170 39 12 4.4 14.2 Misys Vista Equity Partners Mar-12 2,110 593 144 3.6 14.6 Black Diamond Advent Software May-11 73 12 N/A 6.1 N/A Peresys Iress Jan-11 54 14 5 3.9 10.1 Sophis Misys Nov-10 515 88 45 5.8 11.4 Interactive Data Silver Lake/Warburg May-10 2,996 768 270 3.9 11.1 RiskMetrics MSCI Mar-10 1,550 308 94 5.0 16.5 NeoNet Orc Software Jan-10 166 73 21 2.3 8.0 NYFIX New York Stock Exchange Aug-09 144 110 N/M 1.3 N/M Trayport GFI Group Feb-08 164 34 15 4.9 11.0 Latent Zero Fidessa Apr-07 121 35 N/A 3.5 N/A Sunguard Data Systems Private Equity Mar-05 10,592 3,554 1,047 3.0 10.1 Total EV/Rev EV/EBITDA Mean 4.6 12.7 Median 3.9 12.3 Multiples From 2012 to Current Multiples From 2012 to Current EV/Rev EV/EBITDA Mean 5.4 14.4 Median 4.4 14.3 Investment Technology Group Investment Technology Group 423 529 128 0.8 3.3 Assumes Bloomberg Concensus & $18m of annual noncash stock compensation Assumes Bloomberg Concensus & $18m of annual noncash stock compensation Assumes Bloomberg Concensus & $18m of annual noncash stock compensation Assumes Bloomberg Concensus & $18m of annual noncash stock compensation Note: In a merger with another B/D we believe restricted capital would be duplicative and thus part of our EV calculation Note: In a merger with another B/D we believe restricted capital would be duplicative and thus part of our EV calculation Note: In a merger with another B/D we believe restricted capital would be duplicative and thus part of our EV calculation Note: In a merger with another B/D we believe restricted capital would be duplicative and thus part of our EV calculation Note: In a merger with another B/D we believe restricted capital would be duplicative and thus part of our EV calculation Note: In a merger with another B/D we believe restricted capital would be duplicative and thus part of our EV calculation Note: In a merger with another B/D we believe restricted capital would be duplicative and thus part of our EV calculation Note: In a merger with another B/D we believe restricted capital would be duplicative and thus part of our EV calculation Note: This gives zero value to ITG's significant Deferred Tax Assets in Europe and Asia Note: This gives zero value to ITG's significant Deferred Tax Assets in Europe and Asia Note: This gives zero value to ITG's significant Deferred Tax Assets in Europe and Asia Note: This gives zero value to ITG's significant Deferred Tax Assets in Europe and Asia Note: This gives zero value to ITG's significant Deferred Tax Assets in Europe and Asia Indicated ITG Value Using 10-Year Average Multiple Indicated ITG Value Using 10-Year Average Multiple Revenue EBITDA Mean Multiples 71.2 50.1 Median Multiples 61.9 48.8 Indicated ITG Value Using 3-Year Average Multiple Indicated ITG Value Using 3-Year Average Multiple Revenue EBITDA Mean Multiples 83.1 56.1 Median Multiples 68.5 55.7

PHILADELPHIA FINANCIAL of San Francisco, L.L.C. Exhibit 2: Public Company Multiples * * Market Net Enterprise 2014 Estimated 2014 Estimated 2014 Estimated Enterprise Value / Enterprise Value / Price Cap. Debt Value Revenue Adj. EBITDA EPS Revenue Adj. EBITDA P/E Investment Technology Group - Stand Alone ITG 17.8 662.5 (168.4) 494.1 529.2 128.0 $1.22 0.9 3.9 14.6 Investment Technology Group - Acquisition* ITG 17.8 662.5 (239.8) 422.7 529.2 203.0 $2.63 0.8 2.1 6.8 Equity Exchanges with Intense Competition Bolsas y Mercados BME SM 32.6 2,725.4 (203.7) 2,521.7 329.2 228.4 $1.90 7.7 11.0 17.2 London Stock Exchange LSE LN 1,912.0 5,208.3 295.0 5,503.3 1,281.4 567.4 116.00 4.3 9.7 16.5 NASDAQ Stock Market NDAQ 41.1 7,033.6 1,933.0 8,966.6 2,140.0 1,074.0 2.87 4.2 8.3 14.3 Mean 5.4 9.7 16.0 Median 4.3 9.7 16.5 Brokerage Technology & Analytics Advent Software ADVS 31.5 1,694.2 250.0 1,944.2 400.0 138.0 $1.38 4.9 14.1 22.8 DST Systems DST 91.5 3,877.5 (248.8) 3,628.7 2,694.0 466.2 5.19 1.3 7.8 17.6 Envestnet ENV 46.1 1,709.1 (41.0) 1,668.1 333.7 52.4 0.74 5.0 31.8 62.3 Factset FDS 120.3 5,123.1 (103.0) 5,020.1 919.5 359.9 5.46 5.5 13.9 22.0 Fidessa FDSA LN 2,121.0 806.0 (73.0) 733.0 285.3 81.0 85.00 2.6 9.0 25.0 Iress IRE AU 8.6 1,227.0 105.9 1,332.9 357.3 108.6 0.42 3.7 12.3 20.5 MarketAxess MKTX 50.1 1,908.8 (193.5) 1,715.3 262.9 142.6 1.84 6.5 12.0 27.2 Markit MRKT 25.8 4,876.2 499.0 5,375.2 1,022.0 448.5 1.41 5.3 12.0 18.3 Morningstar MORN 68.3 3,079.4 (303.1) 2,776.3 745.0 238.2 2.71 3.7 11.7 25.2 MSCI Inc. MSCI 46.7 5,421.9 175.4 5,597.3 1,000.0 444.8 2.03 5.6 12.6 23.0 SS&C Technologies SSNC 43.0 3,738.4 649.9 4,388.3 765.3 312.6 2.31 5.7 14.0 18.7 Thomson Reuters TRI 36.7 29,947.6 6,154.0 36,101.6 12,598.0 3,394.0 1.88 2.9 10.6 19.5 Mean 4.4 13.5 25.2 Median 4.9 12.2 22.4 *Assumes all regulatory capital duplicative and $75m of SG&A savings as estimated by D.E. Shaw *Assumes all regulatory capital duplicative and $75m of SG&A savings as estimated by D.E. Shaw *Assumes all regulatory capital duplicative and $75m of SG&A savings as estimated by D.E. Shaw *Assumes all regulatory capital duplicative and $75m of SG&A savings as estimated by D.E. Shaw *Assumes all regulatory capital duplicative and $75m of SG&A savings as estimated by D.E. Shaw *Assumes all regulatory capital duplicative and $75m of SG&A savings as estimated by D.E. Shaw

PHILADELPHIA FINANCIAL of San Francisco, L.L.C. Exhibit 3: Peer Group EPS Trends * * 2006 2007 2008 2009 2010 2011 2012 2013 2014E Investment Technology Group ITG 2.05 2.48 2.61 1.34 0.88 0.69 0.21 0.93 1.22 Equity Exchanges with Intense Competition Equity Exchanges with Intense Competition Equity Exchanges with Intense Competition Bolsas y Mercados BME SM 1.57 2.40 2.28 1.79 1.85 1.86 1.62 1.72 1.90 London Stock Exchange LSE LN 0.51 0.69 0.74 0.64 0.70 0.94 1.04 1.07 1.16 NASDAQ Stock Market NDAQ 0.88 1.52 1.98 1.32 1.91 2.53 2.50 2.60 2.87 New York Stock Exchange* NYX 1.64 2.65 2.87 2.04 2.09 2.48 1.84 2.32 2.79 Brokerage Technology & Analytics Brokerage Technology & Analytics Advent Software ADVS 0.28 0.45 0.49 0.62 0.71 0.86 1.03 1.32 1.38 DST Systems DST 3.01 3.53 3.77 3.59 4.43 4.07 3.98 4.57 5.19 Envestnet ENV Private Private Private Private 0.24 0.42 0.32 0.54 0.74 Factset FDS 1.80 2.29 2.67 2.93 3.25 3.95 4.73 5.18 5.46 Fidessa FDSA LN 0.33 0.40 0.53 0.70 0.77 0.84 0.84 0.84 0.85 Iress IRE AU 0.21 0.21 0.29 0.34 0.39 0.32 0.30 0.28 0.42 MarketAxess MKTX 0.15 0.30 0.22 0.42 0.80 1.20 1.41 1.81 1.84 Morningstar MORN 1.10 1.53 1.88 1.76 1.70 1.92 2.10 2.66 2.71 MSCI Inc. MSCI 0.76 0.96 1.17 0.99 1.34 2.04 1.94 2.16 2.03 SS&C Technologies SSNC Private Private Private Private 0.90 1.07 1.42 1.97 2.31 Thomson Reuters TRI 1.73 1.69 1.91 1.85 1.76 1.98 2.12 1.83 1.88 *2013 is an Estimate per Bloomberg as company was acquired *2013 is an Estimate per Bloomberg as company was acquired *2013 is an Estimate per Bloomberg as company was acquired *2013 is an Estimate per Bloomberg as company was acquired *2013 is an Estimate per Bloomberg as company was acquired Note: All companies use 'adjusted EPS' as reported by Bloomberg Note: All companies use 'adjusted EPS' as reported by Bloomberg Note: All companies use 'adjusted EPS' as reported by Bloomberg Note: All companies use 'adjusted EPS' as reported by Bloomberg Note: All companies use 'adjusted EPS' as reported by Bloomberg Source: Bloomberg

PHILADELPHIA FINANCIAL of San Francisco, L.L.C. Exhibit 4: Peer Group EPS Percentage Change * * EPS GROWTH SINCE 2006 2007 2008 2009 2010 2011 2012 2013 2014E Investment Technology Group ITG 21% 27% -35% -57% -66% -90% -55% -40% Equity Exchanges with Intense Competition Equity Exchanges with Intense Competition Equity Exchanges with Intense Competition Bolsas y Mercados BME SM 53% 45% 14% 18% 18% 3% 10% 21% London Stock Exchange LSE LN 35% 45% 25% 37% 84% 104% 110% 127% NASDAQ Stock Market NDAQ 73% 125% 50% 117% 188% 184% 195% 226% New York Stock Exchange* NYX 62% 75% 24% 27% 51% 12% 41% 70% Mean 67% 100% 37% 72% 119% 98% 118% 148% ITG Underperformance -46% -73% -72% -129% -186% -188% -173% -189% Median 64% 88% 31% 55% 102% 101% 114% 138% ITG Underperformance -43% -60% -66% -112% -168% -191% -169% -178% Brokerage Technology & Analytics Brokerage Technology & Analytics Advent Software ADVS 61% 75% 121% 154% 207% 268% 371% 393% DST Systems DST 17% 25% 19% 47% 35% 32% 52% 72% Envestnet** ENV N/A N/A N/A N/A 75% 33% 125% 208% Factset FDS 27% 48% 63% 81% 119% 163% 188% 203% Fidessa FDSA LN 21% 61% 112% 133% 155% 155% 155% 158% Iress IRE AU 0% 38% 62% 86% 52% 43% 33% 100% MarketAxess MKTX 100% 47% 180% 433% 703% 840% 1107% 1127% Morningstar MORN 39% 71% 60% 55% 75% 91% 142% 146% MSCI Inc. MSCI 26% 54% 30% 76% 168% 155% 184% 167% SS&C Technologies** SSNC N/A N/A N/A N/A 19% 58% 119% 156% Thomson Reuters TRI -2% 10% 7% 2% 14% 23% 6% 9% Mean 32% 48% 73% 118% 148% 169% 226% 249% ITG Underperformance -11% -20% -107% -176% -214% -259% -280% -290% Median 26% 48% 62% 81% 75% 91% 142% 158% ITG Underperformance -5% -21% -97% -138% -141% -181% -196% -198% *2013 is an Estimate per Bloomberg as company was acquired *2013 is an Estimate per Bloomberg as company was acquired *2013 is an Estimate per Bloomberg as company was acquired *2013 is an Estimate per Bloomberg as company was acquired *2013 is an Estimate per Bloomberg as company was acquired ** EPS Growth Since 2010 since company was previously private ** EPS Growth Since 2010 since company was previously private ** EPS Growth Since 2010 since company was previously private ** EPS Growth Since 2010 since company was previously private ** EPS Growth Since 2010 since company was previously private Note: All companies use 'adjusted EPS' as reported by Bloomberg Note: All companies use 'adjusted EPS' as reported by Bloomberg Note: All companies use 'adjusted EPS' as reported by Bloomberg Note: All companies use 'adjusted EPS' as reported by Bloomberg Note: All companies use 'adjusted EPS' as reported by Bloomberg Source: Bloomberg

PHILADELPHIA FINANCIAL of San Francisco, L.L.C. Exhibit 5: Peer Group Total Return Comparison * * TOTAL RETURN SINCE OCTOBER 4, 2006 UNDER CURRENT MANAGEMENT TOTAL RETURN SINCE OCTOBER 4, 2006 UNDER CURRENT MANAGEMENT TOTAL RETURN SINCE OCTOBER 4, 2006 UNDER CURRENT MANAGEMENT TOTAL RETURN SINCE OCTOBER 4, 2006 UNDER CURRENT MANAGEMENT TOTAL RETURN SINCE OCTOBER 4, 2006 UNDER CURRENT MANAGEMENT TOTAL RETURN SINCE OCTOBER 4, 2006 UNDER CURRENT MANAGEMENT TOTAL RETURN SINCE OCTOBER 4, 2006 UNDER CURRENT MANAGEMENT TOTAL RETURN SINCE OCTOBER 4, 2006 UNDER CURRENT MANAGEMENT TOTAL RETURN SINCE OCTOBER 4, 2006 UNDER CURRENT MANAGEMENT Investment Technology Group Investment Technology Group Investment Technology Group Investment Technology Group -63% Equity Exchanges with Intense Competition Equity Exchanges with Intense Competition Equity Exchanges with Intense Competition Equity Exchanges with Intense Competition Equity Exchanges with Intense Competition Bolsas y Mercados Bolsas y Mercados 128% London Stock Exchange London Stock Exchange London Stock Exchange 104% NASDAQ Stock Market NASDAQ Stock Market NASDAQ Stock Market 29% NYSE Euronext* NYSE Euronext* -23% Mean 60% Median 67% Brokerage Technology & Analytics Brokerage Technology & Analytics Brokerage Technology & Analytics Brokerage Technology & Analytics Advent Software Advent Software 138% DST Systems DST Systems 57% Envestnet** Envestnet** 413% Factset 163% Fidessa 254% Iress 114% MarketAxess MarketAxess 492% Morningstar Morningstar 93% MSCI Inc.** MSCI Inc.** 46% SS&C Technologies** SS&C Technologies** SS&C Technologies** 187% Thomson Reuters Thomson Reuters 18% Mean 180% Median 138% *Price performance ends Nov. 2013 with completion of takeover by Intercontinental Exchange *Price performance ends Nov. 2013 with completion of takeover by Intercontinental Exchange *Price performance ends Nov. 2013 with completion of takeover by Intercontinental Exchange *Price performance ends Nov. 2013 with completion of takeover by Intercontinental Exchange *Price performance ends Nov. 2013 with completion of takeover by Intercontinental Exchange *Price performance ends Nov. 2013 with completion of takeover by Intercontinental Exchange *Price performance ends Nov. 2013 with completion of takeover by Intercontinental Exchange *Price performance ends Nov. 2013 with completion of takeover by Intercontinental Exchange *Price performance ends Nov. 2013 with completion of takeover by Intercontinental Exchange **Represents IPO Price **Represents IPO Price **Represents IPO Price

PHILADELPHIA FINANCIAL of San Francisco, L.L.C. Exhibit 6: ITG Segment Results * * ITG Europe ITG Europe Founded 1998 Founded 1998 Founded 1998 MiFID (Markets in Financial Instruments Directive) Implemented in 2007 MiFID (Markets in Financial Instruments Directive) Implemented in 2007 MiFID (Markets in Financial Instruments Directive) Implemented in 2007 MiFID (Markets in Financial Instruments Directive) Implemented in 2007 MiFID (Markets in Financial Instruments Directive) Implemented in 2007 MiFID (Markets in Financial Instruments Directive) Implemented in 2007 MiFID (Markets in Financial Instruments Directive) Implemented in 2007 MiFID (Markets in Financial Instruments Directive) Implemented in 2007 MiFID changed order handling, pre and post-trade transparency and best execution leading to increase electronic trading MiFID changed order handling, pre and post-trade transparency and best execution leading to increase electronic trading MiFID changed order handling, pre and post-trade transparency and best execution leading to increase electronic trading MiFID changed order handling, pre and post-trade transparency and best execution leading to increase electronic trading MiFID changed order handling, pre and post-trade transparency and best execution leading to increase electronic trading MiFID changed order handling, pre and post-trade transparency and best execution leading to increase electronic trading MiFID changed order handling, pre and post-trade transparency and best execution leading to increase electronic trading MiFID changed order handling, pre and post-trade transparency and best execution leading to increase electronic trading MiFID changed order handling, pre and post-trade transparency and best execution leading to increase electronic trading MiFID changed order handling, pre and post-trade transparency and best execution leading to increase electronic trading MiFID changed order handling, pre and post-trade transparency and best execution leading to increase electronic trading MiFID changed order handling, pre and post-trade transparency and best execution leading to increase electronic trading MiFID changed order handling, pre and post-trade transparency and best execution leading to increase electronic trading 2006 2007 2008 2009 2010 2011 2012* 2013 Revenue 48.1 80.2 77.8 75.4 73.3 70.7 67.3 91.8 Pretax N/A 4.7 (2.6) 4.7 4.0 2.3 4.2 18.1 *Excludes $28.5m Goodwill Impairment *Excludes $28.5m Goodwill Impairment *Excludes $28.5m Goodwill Impairment *Excludes $28.5m Goodwill Impairment *Excludes $28.5m Goodwill Impairment Cummulative Profit Since Segment reported Cummulative Profit Since Segment reported Cummulative Profit Since Segment reported Cummulative Profit Since Segment reported Cummulative Profit Since Segment reported Cummulative Profit Since Segment reported 35.3 ITG Asia Consists of ITG Australia and ITG Hong Kong, but includes trading in Japan and S. Korea Consists of ITG Australia and ITG Hong Kong, but includes trading in Japan and S. Korea Consists of ITG Australia and ITG Hong Kong, but includes trading in Japan and S. Korea Consists of ITG Australia and ITG Hong Kong, but includes trading in Japan and S. Korea Consists of ITG Australia and ITG Hong Kong, but includes trading in Japan and S. Korea Consists of ITG Australia and ITG Hong Kong, but includes trading in Japan and S. Korea Consists of ITG Australia and ITG Hong Kong, but includes trading in Japan and S. Korea Consists of ITG Australia and ITG Hong Kong, but includes trading in Japan and S. Korea Consists of ITG Australia and ITG Hong Kong, but includes trading in Japan and S. Korea ITG Australia was launched in 1998 ITG Australia was launched in 1998 ITG Australia was launched in 1998 ITG Australia was launched in 1998 ITG Australia was launched in 1998 ITG Hong Kong was launched in 2001 ITG Hong Kong was launched in 2001 ITG Hong Kong was launched in 2001 ITG Hong Kong was launched in 2001 ITG Hong Kong was launched in 2001 2006 2007 2008 2009 2010 2011 2012* 2013 Revenue 20.5 30.5 30.6 29.5 33.3 40.3 38.9 46.0 Pretax N/A (2.3) (8.6) (18.9) (20.8) (6.6) (7.7) (2.2) *Excludes $0.7m Goodwill Impairment *Excludes $0.7m Goodwill Impairment *Excludes $0.7m Goodwill Impairment *Excludes $0.7m Goodwill Impairment *Excludes $0.7m Goodwill Impairment Cummulative Profit Since Segment reported Cummulative Profit Since Segment reported Cummulative Profit Since Segment reported Cummulative Profit Since Segment reported Cummulative Profit Since Segment reported Cummulative Profit Since Segment reported (67.1)

PHILADELPHIA FINANCIAL of San Francisco, L.L.C. Exhibit 7: PhillyFin Estimates of Research Accretion/Dilution * * Philadelphia Financial's Estimate of Accretion / Dilution from Research Acquisitions Philadelphia Financial's Estimate of Accretion / Dilution from Research Acquisitions Philadelphia Financial's Estimate of Accretion / Dilution from Research Acquisitions Philadelphia Financial's Estimate of Accretion / Dilution from Research Acquisitions Philadelphia Financial's Estimate of Accretion / Dilution from Research Acquisitions Philadelphia Financial's Estimate of Accretion / Dilution from Research Acquisitions Philadelphia Financial's Estimate of Accretion / Dilution from Research Acquisitions Philadelphia Financial's Estimate of Accretion / Dilution from Research Acquisitions Philadelphia Financial's Estimate of Accretion / Dilution from Research Acquisitions Philadelphia Financial's Estimate of Accretion / Dilution from Research Acquisitions Philadelphia Financial's Estimate of Accretion / Dilution from Research Acquisitions Philadelphia Financial's Estimate of Accretion / Dilution from Research Acquisitions Philadelphia Financial's Estimate of Accretion / Dilution from Research Acquisitions Philadelphia Financial's Estimate of Accretion / Dilution from Research Acquisitions Philadelphia Financial's Estimate of Accretion / Dilution from Research Acquisitions Philadelphia Financial's Estimate of Accretion / Dilution from Research Acquisitions Philadelphia Financial's Estimate of Accretion / Dilution from Research Acquisitions If 2011 Revenue Targets Achieved If 2011 Revenue Targets Achieved If 2011 Revenue Targets Achieved Cash Purchase Prices Cash Purchase Prices Cash Purchase Prices If 2011 Revenue Flat If 2011 Revenue Flat If 2011 Revenue Flat Cash Purchase Prices Cash Purchase Prices Cash Purchase Prices Majestic 26.0 56.0 + 735k ITG shares + 735k ITG shares Majestic 21.0 56.0 + 735k ITG shares + 735k ITG shares Disclosure Insight Disclosure Insight - 4.3 Disclosure Insight Disclosure Insight - 4.3 Ross Smith 8.8 38.6 Ross Smith Ross Smith 8.8 38.6 Total 34.8 98.9 Total 29.8 98.9 Expenses 36.5 Page 26 of 2011 10k Page 26 of 2011 10k Page 26 of 2011 10k Expenses 36.5 Page 26 of 2011 10k Page 26 of 2011 10k Page 26 of 2011 10k Segment Operating Loss Segment Operating Loss (1.8) Segment Operating Loss Segment Operating Loss Segment Operating Loss (6.8) Interest Expense (@3.25%) Interest Expense (@3.25%) Interest Expense (@3.25%) (3.2) Interest Expense (@3.25%) Interest Expense (@3.25%) Interest Expense (@3.25%) (3.2) Segment Pretax Segment Pretax (5.0) Segment Pretax Segment Pretax (10.0) Corporate Overhead Corporate Overhead (1.2) Corporate Overhead Corporate Overhead Corporate Overhead (1.0) Pretax Contribution Pretax Contribution (6.2) Pretax Contribution Pretax Contribution Pretax Contribution (11.0) Calculation of Corporate Overhead Calculation of Corporate Overhead Calculation of Corporate Overhead Calculation of Corporate Overhead Calculation of Corporate Overhead Calculation of Corporate Overhead Calculation of Corporate Overhead 2013 Corp. Exp. ex-Interest 2013 Corp. Exp. ex-Interest 2013 Corp. Exp. ex-Interest 18.2 2013 Corp. Exp. ex-Interest 2013 Corp. Exp. ex-Interest 2013 Corp. Exp. ex-Interest 18.2 2013 Product Revenue 2013 Product Revenue 529.3 2013 Product Revenue 2013 Product Revenue 2013 Product Revenue 529.3 Corporate / Revenue Corporate / Revenue 3.4% Corporate / Revenue Corporate / Revenue Corporate / Revenue 3.4% Estimated Research Allocation Estimated Research Allocation Estimated Research Allocation 1.2 Estimated Research Allocation Estimated Research Allocation Estimated Research Allocation 1.0 Note: We believe Targets were difficult to achieve because Ross Smith specialized in energy research and was purchased at the peak of the energy cycle. Majestic's historical numbers were benefitting from the Spitzer mandated independent research payments which ended in June 2010. Note: We believe Targets were difficult to achieve because Ross Smith specialized in energy research and was purchased at the peak of the energy cycle. Majestic's historical numbers were benefitting from the Spitzer mandated independent research payments which ended in June 2010. Note: We believe Targets were difficult to achieve because Ross Smith specialized in energy research and was purchased at the peak of the energy cycle. Majestic's historical numbers were benefitting from the Spitzer mandated independent research payments which ended in June 2010. Note: We believe Targets were difficult to achieve because Ross Smith specialized in energy research and was purchased at the peak of the energy cycle. Majestic's historical numbers were benefitting from the Spitzer mandated independent research payments which ended in June 2010. Note: We believe Targets were difficult to achieve because Ross Smith specialized in energy research and was purchased at the peak of the energy cycle. Majestic's historical numbers were benefitting from the Spitzer mandated independent research payments which ended in June 2010. Note: We believe Targets were difficult to achieve because Ross Smith specialized in energy research and was purchased at the peak of the energy cycle. Majestic's historical numbers were benefitting from the Spitzer mandated independent research payments which ended in June 2010. Note: We believe Targets were difficult to achieve because Ross Smith specialized in energy research and was purchased at the peak of the energy cycle. Majestic's historical numbers were benefitting from the Spitzer mandated independent research payments which ended in June 2010. Note: We believe Targets were difficult to achieve because Ross Smith specialized in energy research and was purchased at the peak of the energy cycle. Majestic's historical numbers were benefitting from the Spitzer mandated independent research payments which ended in June 2010. Note: We believe Targets were difficult to achieve because Ross Smith specialized in energy research and was purchased at the peak of the energy cycle. Majestic's historical numbers were benefitting from the Spitzer mandated independent research payments which ended in June 2010. Note: We believe Targets were difficult to achieve because Ross Smith specialized in energy research and was purchased at the peak of the energy cycle. Majestic's historical numbers were benefitting from the Spitzer mandated independent research payments which ended in June 2010. Note: We believe Targets were difficult to achieve because Ross Smith specialized in energy research and was purchased at the peak of the energy cycle. Majestic's historical numbers were benefitting from the Spitzer mandated independent research payments which ended in June 2010. Note: We believe Targets were difficult to achieve because Ross Smith specialized in energy research and was purchased at the peak of the energy cycle. Majestic's historical numbers were benefitting from the Spitzer mandated independent research payments which ended in June 2010. Note: We believe Targets were difficult to achieve because Ross Smith specialized in energy research and was purchased at the peak of the energy cycle. Majestic's historical numbers were benefitting from the Spitzer mandated independent research payments which ended in June 2010. Note: We believe Targets were difficult to achieve because Ross Smith specialized in energy research and was purchased at the peak of the energy cycle. Majestic's historical numbers were benefitting from the Spitzer mandated independent research payments which ended in June 2010. Note: We believe Targets were difficult to achieve because Ross Smith specialized in energy research and was purchased at the peak of the energy cycle. Majestic's historical numbers were benefitting from the Spitzer mandated independent research payments which ended in June 2010.